Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS FIRST QUARTER 2019 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – May 2, 2019 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week first quarter ended March 31, 2019.

First Quarter Highlights:

•	Net sales of $1.4 billion; a 10% increase from the same period in 2018
•	Comparable store sales growth of 1.4% and two-year comparable store sales growth of 4.1%
•	Net income of $56 million, compared to $67 million from the same period in 2018
•	Adjusted net income(1) of $57 million; compared to $67 million from the same period in 2018
•	Diluted earnings per share of $0.46; compared to $0.50 from the same period in 2018
•	Raised the low-end of 2019 EPS guidance

“Sprouts’ efficient model continues to produce strong returns on invested capital resulting in healthy cash generation,” said Brad Lukow, interim co-chief executive officer and chief financial officer of Sprouts Farmers Market. “This sound financial footing, coupled with strong new store productivity, supports continued expansion of our trusted brand across existing markets and three additional states this year. We are on track to achieve our 2019 financial targets, and we are raising the bottom-end of our EPS guidance.”

“Our focus on fresh and healthy products at great prices has positioned us well to meet the needs of today’s customers, and our ongoing investments in technology for efficiency, digital channels for brand and product awareness, and innovation for differentiation are paving the way to success for years to come,” said Jim Nielsen, interim co-chief executive officer, president and chief operating officer of Sprouts Farmers Market.

[1]Adjusted net income and adjusted diluted earnings per share, non-GAAP financial measures, exclude the impact of certain special items.  See the “Non-GAAP Financial Measures” section of this release for additional information about these items.

First Quarter 2019 Financial Results

Net sales for the first quarter of 2019 were $1.4 billion, a 10% increase compared to the same period in 2018. Net sales growth was driven by a 1.4% increase in comparable store sales and strong performance in new stores opened.

Gross profit for the quarter increased 9% to $484 million, resulting in a gross profit margin of 34.3%, a decrease of 30 basis points compared to the same period in 2018.  This deleverage was primarily driven by cost inflation that was not fully reflected in retail pricing due to the competitive landscape, as well as changes in product mix.

Selling, general and administrative expenses (“SG&A”) for the quarter increased 11% to $375 million, or 26.5% of sales, compared to 26.3% in the same period in 2018. Excluding the 35 basis points impact of the adoption of the new lease accounting standard that went into effect at the beginning of 2019, SG&A leveraged 15 basis points. This leverage primarily reflects lower payroll taxes for California team members, rent credits from delayed store openings, as well as reduced stock and bonus compensation expenses predominately related to the open chief executive officer position. This was partially offset by increased expense related to our wage investments.

Depreciation and amortization for the quarter increased 13% to $29 million, or 2.1% of sales, compared to the same period in 2018.

Net income for the quarter was $56 million and diluted earnings per share was $0.46, compared with $67 million and $0.50, respectively, in 2018.  Adjusted net income was $57 million, a 15% decrease compared to the same period in 2018. This decrease was driven by cycling a lower effective tax rate (9.8%, compared to 24.4% for the first quarter of 2019) in the first quarter of 2018, primarily due to the exercise of a significant number of expiring pre-IPO stock options, as well as the impact of the adoption of the new lease accounting standard in 2019. This was partially offset by higher sales and fewer shares outstanding due to our repurchase program. (see “Non-GAAP Financial Measures”)

Growth and Development

During the first quarter of 2019, we opened 8 new stores. One additional store has been opened in the second quarter to date, resulting in a total of 322 stores in 19 states as of May 2, 2019.

Leverage and Liquidity

We generated cash from operations of $113 million in the first quarter of 2019 and invested $24 million in capital expenditures net of landlord reimbursement, primarily for new stores. In addition, we repurchased 4.9 million shares of common stock for a total investment of $112 million. We ended the quarter with a $500 million balance on our revolving credit facility, $27 million of letters of credit outstanding under the facility, $20 million in cash and cash equivalents, and $106 million available under our current share repurchase authorization.  Subsequent to the end of the quarter and through April 29, 2019, we have repurchased 2.4 million shares of common stock for a total investment of $51 million.

2019 Outlook

The following provides information on our guidance for 2019:

	Full-Year 2019 Current Guidance	Full-Year 2019 Prior Guidance
Net sales growth	9% to 10.5%	9% to 10.5%
Unit growth	Approximately 28 stores	Approximately 28 stores
Comparable store sales growth	1.5% to 3.0%	1.5% to 3.0%
Diluted earnings per share [2]	$1.18 to $1.24	$1.16 to $1.24
Effective tax rate	Approximately 26%	Approximately 26%
Capital expenditures	$170M to $175M	$170M to $175M
(net of landlord reimbursements)

Footnotes

2   The adoption of the new lease accounting standards will result in net incremental noncash rent expense of approximately $7 million pre-tax (or approximately $0.04 decrease in diluted earnings per share) for 2019.

First Quarter 2019 Conference Call

We will hold a conference call at 7 a.m. Pacific Daylight Time (10 a.m. Eastern Daylight Time) on Thursday, May 2, 2019, during which Sprouts executives will further discuss our first quarter 2019 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial-in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130
•	Conference ID: 9849759

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 9849759.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook, growth and opportunities. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; the company’s ability to manage its transition to a new CEO; accounting standard changes including the new lease accounting guidance; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. specializes in fresh, natural and organic products at prices that appeal to everyday grocery shoppers. Based on the belief that healthy food should be affordable, Sprouts’ welcoming environment and knowledgeable team members continue to drive its growth. Sprouts offers a complete shopping experience that includes an array of fresh produce in the heart of the store, a deli with prepared entrees and side dishes, The Butcher Shop, The Fish Market, an expansive vitamins and supplements department and more. Headquartered in Phoenix, Arizona, Sprouts employs more than 30,000 team members and operates in more than 320 stores in 19 states from coast to coast. Visit about.sprouts.com for more information.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 31, 2019	April 1, 2018
Net sales	$1,413,887	$1,287,196
Cost of sales	929,538	842,587
Gross profit	484,349	444,609
Selling, general and administrative expenses	374,826	338,774
Depreciation and amortization (exclusive of depreciation included in cost of sales)	29,459	26,145
Store closure and other costs	508	10
Income from operations	79,556	79,680
Interest expense, net	(5,002)	(6,064)
Other income	—	207
Income before income taxes	74,554	73,823
Income tax provision	(18,162)	(7,199)
Net income	$56,392	$66,624
Net income per share:
Basic	$0.46	$0.50
Diluted	$0.46	$0.50
Weighted average shares outstanding:
Basic	123,258	132,423
Diluted	123,926	133,752

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 31, 2019	December 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$19,502	$1,588
Accounts receivable, net	25,190	40,564
Inventories	257,866	264,366
Prepaid expenses and other current assets	30,644	27,323
Total current assets	333,202	333,841
Property and equipment, net of accumulated depreciation	694,183	766,429
Operating lease assets	1,024,349	—
Intangible assets, net of accumulated amortization	185,530	194,803
Goodwill	368,078	368,078
Other assets	11,254	12,463
Total assets	$2,616,596	$1,675,614
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$263,745	$253,969
Accrued salaries and benefits	38,650	48,603
Current portion of capital and financing lease obligations	—	7,428
Current portion of operating lease liabilities	74,745	—
Current portion of finance lease obligations	592	—
Total current liabilities	377,732	310,000
Long-term capital and financing lease obligations	—	119,642
Long-term operating lease liabilities	1,067,269	—
Long-term debt and finance lease liabilities	512,018	453,000
Other long-term liabilities	39,110	153,377
Deferred income tax liability	63,946	50,399
Total liabilities	2,060,075	1,086,418
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 120,436,879 shares issued and outstanding, March 31, 2019; 124,975,691 shares issued and outstanding, December 30, 2018	120	124
Additional paid-in capital	661,254	657,140
Accumulated other comprehensive (loss) income	(1,482)	1,134
Accumulated deficit	(103,371)	(69,202)
Total stockholders' equity	556,521	589,196
Total liabilities and stockholders' equity	$2,616,596	$1,675,614

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 31, 2019	April 1, 2018
Cash flows from operating activities
Net income	$56,392	$66,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	30,073	26,889
Operating lease asset amortization	20,653	—
Store closure and other costs	710	—
Share-based compensation	2,450	3,968
Deferred income taxes	6,217	10,629
Other non-cash items	(30)	455
Changes in operating assets and liabilities:
Accounts receivable	3,247	(1,957)
Inventories	6,500	(10,069)
Prepaid expenses and other current assets	(744)	(2,135)
Other assets	(1,086)	(1,070)
Accounts payable and other accrued liabilities	18,819	18,637
Accrued salaries and benefits	(9,634)	(11,995)
Operating lease liabilities	(20,632)	—
Other long-term liabilities	(330)	4,511
Cash flows from operating activities	112,605	104,487
Cash flows used in investing activities
Purchases of property and equipment	(30,142)	(44,158)
Cash flows used in investing activities	(30,142)	(44,158)
Cash flows used in financing activities
Proceeds from revolving credit facilities	89,734	40,000
Payments on revolving credit facilities	(42,734)	(20,000)
Payments on capital and financing lease obligations	—	(1,039)
Payments on finance lease obligations	(186)	—
Payments of deferred financing costs	—	(2,131)
Cash from landlords related to capital and financing lease obligations	—	900
Repurchase of common stock	(111,885)	(83,000)
Proceeds from exercise of stock options	1,661	6,877
Other	(319)	(59)
Cash flows used in financing activities	(63,729)	(58,452)
Increase in cash, cash equivalents, and restricted cash	18,734	1,877
Cash, cash equivalents, and restricted cash at beginning of the period	2,248	19,479
Cash, cash equivalents, and restricted cash at the end of the period	$20,982	$21,356

Reclassification of Certain Income Statement Items

In the fourth quarter of fiscal 2018, we made a voluntary change to our consolidated statements of income presentation as follows:

•	Reclassified occupancy costs and buying costs from cost of sales to selling, general and administrative expenses (“SG&A”);
•	Reclassified depreciation and amortization (exclusive of depreciation related to supply chain which continues to be included in cost of sales) to a separate financial statement line item; and
•	Combined direct stores expense (“DSE”) and store pre-opening costs with SG&A.

These reclassifications had no impact on sales, income from operations, net income or earnings per share.  We made this voluntary change in presentation because we believe that the exclusion of occupancy and buying costs from cost of sales provides a more meaningful presentation of our gross margin. The changes also enhance the comparability of our financial statements with those of many of our industry peers and align with how we internally manage and review costs and margin. Prior years amounts have been reclassified to reflect this change. Updated financials for the five years prior have been posted on investors.sprouts.com.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA and adjusted EBITDA to net income for the thirteen weeks ended March 31, 2019 and April 1, 2018 and a reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share for the thirteen weeks ended March 31, 2019 and April 1, 2018:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 31, 2019	April 1, 2018
Net income	$56,392	$66,624
Income tax provision (1)	18,162	7,199
Interest expense, net	5,002	6,064
Earnings before interest and taxes (EBIT)	79,556	79,887
Depreciation, amortization and accretion	30,073	26,889
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$109,629	$106,776
Special Items:
Store closures (2)	508	—
Total Special Items - pre-tax	508	—
Adjusted EBITDA	$110,137	$106,776

Net income	$56,392	$66,624
Special Items:
Store closures, net of tax (2)	377	—
Adjusted Net income	$56,769	$66,624

Diluted earnings per share	$0.46	$0.50
Adjusted diluted earnings per share	$0.46	$0.50

Diluted weighted average shares outstanding	123,926	133,752

(1)

Income tax provision includes approximately an $11 million (or $0.08 per diluted share) benefit during the thirteen weeks ended April 1, 2018 in excess federal and state tax for share based compensation primarily associated with the exercise of expiring pre-IPO options.

(2)	Special items include the direct costs associated with store closure or relocations. After-tax impact includes the tax benefit on the pre-tax charge.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

5/2/19